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                                                                     Exhibit 5.1

                                LATHAM & WATKINS

PAUL R. WATKINS (1899-1973)              ATTORNEYS AT LAW                 NEW YORK OFFICE
DANA LATHAM (1898-1974)             SEARS TOWER, SUITE 5800        885 THIRD AVENUE, SUITE 1000
                                    CHICAGO, ILLINOIS 60606        NEW YORK, NEW YORK 10022-4802
                                   TELEPHONE (312) 876-7700          TELEPHONE (212) 906-1200
     LONDON OFFICE                    FAX (312) 993-9767                FAX (212) 751-4864
    ONE ANGEL COURT                      TLX 590776
  LONDON EC2R 7HJ ENGLAND               ELN 62793271                   ORANGE COUNTY OFFICE
TELEPHONE + 44-171-374 4444                                      650 TOWN CENTER DRIVE SUITE 2000
  FAX + 44-171-374 4460                                          COSTA MESA, CALIFORNIA 92626-1925
                                                                     TELEPHONE (714) 540-1235
                                          __________                     FAX (714) 755-8290

        MOSCOW OFFICE                                                    SAN DIEGO OFFICE
113/1 LENINSKY PROSPECT, SUITE C200                                701 "B" STREET, SUITE 2100
    MOSCOW 117198 RUSSIA                                        SAN DIEGO, CALIFORNIA 92101-8197
  TELEPHONE + 7-503 956-5555                                       TELEPHONE (619) 236-1234
     FAX + 7-503 956-5556                                             FAX (619) 696-7419
                                       November 13, 1996
      LOS ANGELES OFFICE                                              SAN FRANCISCO OFFICE
633 WEST FIFTH STREET, SUITE 4000                              506 MONTGOMERY STREET, SUITE 1900
LOS ANGELES, CALIFORNIA 90071-2007                          SAN FRANCISCO, CALIFORNIA 94111-2562
   TELEPHONE (213) 485-1234                                       TELEPHONE (415) 391-0600
      FAX (213) 891-8763                                              FAX (415) 395-8095

    NEW JERSEY OFFICE                                               WASHINGTON, D.C. OFFICE
    ONE NEWARK CENTER                                     1001 PENNSYLVANIA AVE., N.W., SUITE 1300
NEWARK, NEW JERSEY 07101-3174                                     WASHINGTON, D.C. 20004-2505
 TELEPHONE (201) 639-1234                                         TELEPHONE (202) 637-2200
    FAX (201) 639-7298                                               FAX (202) 637-2201
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Greenwood Trust Company, as Originator of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

                       Re:  Discover Card Master Trust I;
                            Registration Statement on Form S-3

Ladies and Gentlemen:

          At your request, we have examined the above-captioned Registration
Statement (the "Registration Statement"), together with the exhibits thereto, to be filed by you with the Securities and Exchange Commission registering credit card pass-through certificates (the "Investor Certificates") representing undivided interests in the Discover Card Master Trust I (the
"Trust"). The Investor Certificates of a particular series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of October 1, 1993, which is incorporated by reference to
Exhibit 4.1 of the Registration Statement on Form S-1 (Registration No.
33-71502) of Greenwood Trust Company ("Greenwood"), as amended by the First
Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, which is incorporated by reference to Exhibit 4.2 of Greenwood's Current Report on Form 8-K, dated August 1, 1995, and by the Second Amendment to Pooling and
Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to Exhibit 4.4 of Greenwood's Current Report on Form 8-K dated April
30, 1996, and as supplemented by a related Series Supplement (the "Series
Supplement"), a copy of the form of which is included as Exhibit 4.4 to the Registration Statement, each by and between Greenwood as Master Servicer, Servicer and Seller and First Bank National Association (successor trustee to
Bank of America Illinois, formerly Continental Bank, National Association) as
Trustee.  We are familiar with the proceedings taken and to be taken by

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Greenwood as originator of the Trust in connection with the authorization of the issuance and sale of Investor Certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

          Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of a particular series of Investor Certificates and the terms of the particular series of Investor Certificates being otherwise in compliance with then applicable law, we are of the opinion, as of the date hereof, that the Investor
Certificates of a particular series, upon issuance and sale thereof in the manner described in the Registration Statement and as provided in the Pooling and Servicing Agreement and a related Series Supplement, will be legally issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series Supplement, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally or by general equity principles (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.


          We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the prospectus to be included therein under the captions "Legal Matters," "Certain Federal Income Tax Consequences," "Certain
State Income Tax Consequences" and "The Seller -- Insolvency Related Matters."

                              Very truly yours,

                              /s/ Latham & Watkins

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